Exhibit 99.1

Contacts:  For media - George Biechler, 610-774-5997
           For financial analysts - Tim Paukovits, 610-774-4124
           PPL Corporation
           Two North Ninth St.
           Allentown, PA 18101
           Fax 610-774-5281

   PPL REPORTS THIRD-QUARTER EARNINGS OF 80 CENTS PER SHARE, CORE EARNINGS OF
   --------------------------------------------------------------------------
      95 CENTS PER SHARE; REAFFIRMS CORE EARNINGS FORECASTS FOR 2002, 2003
      --------------------------------------------------------------------

     ALLENTOWN, Pa. (Oct. 17, 2002) - PPL Corporation (NYSE: PPL) today reported third-quarter earnings per share of $0.80, which includes a $0.15 per share non-cash charge relating to operating losses at its Brazilian affiliate. Excluding that impact, PPL reported third-quarter earnings from its core operations of $0.95 per share. PPL reported record third-quarter earnings of $1.04 per share a year ago.

     In addition to reporting its third-quarter results, the company reaffirmed its forecasts of earnings from core operations of $3.30 to $3.50 per share in 2002 and $3.60 to $3.80 per share in 2003. For the longer term, PPL also reaffirmed its forecast of 5 to 8 percent compound annual growth in core earnings per share, using the midpoint of its existing 2002 forecast of earnings from core operations as the base.

     Third-quarter earnings per share for 2002 were lower than a year ago primarily due to the losses associated with the Brazilian affiliate, lower prices in the wholesale energy markets and higher financing costs. However, the effects of lower energy prices were partially offset in the quarter by higher volumes of wholesale energy sales and retail electricity delivered, compared to a year ago.

     "Our integrated business strategy of matching electricity load and load-related hedges with generation assets is reinforced by a financing strategy that focuses on maintaining a strong credit profile and liquidity position," said William F. Hecht, PPL's chairman, president and chief executive officer. "This key element of our strategy, combined with our operation of high-quality energy delivery systems in selected regions, positions PPL to withstand uncertainties in the energy markets and to take advantage of business opportunities that may exist." Hecht added that approximately 85 percent of PPL's projected margins from energy sales through 2003 and about 75 percent beyond 2003 are expected to be derived from long-term, fixed-price energy contracts. The two largest of these contracts expire in 2007 and 2009.

     "PPL is in a strong credit and liquidity position," said Hecht. "All three major rating agencies have just recently reaffirmed our ratings in connection with our acquisition of the remaining 49 percent interest in Western Power Distribution in the United Kingdom and a successful $500 million common stock sale."

     PPL's current business plans show improvement in the company's equity ratio without the need for any significant additional common equity sales. In addition, PPL currently has no need to access the debt capital markets through 2006 other than for refinancings.

     PPL had almost $340 million of cash and cash equivalents on hand at Sept. 30, 2002, according to Hecht. In addition, the company has $1.5 billion in available bank credit lines and expects approximately $1 billion in net cash flow from operations in 2003 as well.

     PPL reported earnings of $0.62 per share for the first nine months of 2002, as compared to $3.35 per share a year ago, primarily due to several unusual charges in 2002. During this period, the company recorded a charge of $1.01 per share related to a change in accounting rules for goodwill related to its Latin American investments. Also affecting PPL's earnings for the first nine months of 2002 were charges of $0.65 per share associated with the writedown of its Brazilian investment, $0.29 per share associated with PPL's worldwide workforce reduction program, and $0.15 per share associated with the losses from its Brazilian affiliate.

     Earnings from PPL's core operations for the first nine months of 2002 were $2.72 per share, as compared to $3.35 per share a year ago, when no unusual charges were reported. Compared to a year ago, the results for the first nine months of 2002 were affected by lower prices in the wholesale energy markets and higher financing costs. These effects were partially offset by higher volumes of wholesale energy sales.

     Earlier this year, PPL wrote down its investment in CEMAR, its Brazilian affiliate, to zero and stated that it would make no additional investments in CEMAR. On Aug. 21, following a bankruptcy filing by CEMAR, the Brazilian electricity regulator officially intervened and assumed full operating and financial control of the company.

     PPL suspended recording CEMAR's financial results effective Aug. 21 because it no longer controls the entity as a result of the intervention by the Brazilian electricity regulator. Any negative carrying value of the investment in CEMAR, which includes the losses for the third quarter, will be reversed upon the final sale or other disposition of the company. The Brazilian regulator has published a schedule for the sale of CEMAR to another investor by year-end 2002.

     Hecht noted that PPL's third-quarter financial statements include, for the first time, the consolidation of its United Kingdom subsidiary, Western Power Distribution (WPD), a regulated energy delivery business. In September of 2002, PPL acquired the remaining 49 percent interest in WPD from Mirant Corporation. This acquisition, and the resulting consolidation, added an estimated $3.5 billion of assets. In addition, $2.1 billion of WPD's debt, which is non-recourse to PPL, was added on PPL's balance sheet. These are preliminary results, pending the completion of all purchase accounting adjustments. PPL also expects to receive from WPD cash dividends of about $55 million, net of U.S. taxes, in 2002 and about $42 million in 2003.

     Consistent with a change in accounting rules affecting the entire energy industry, in the third quarter of 2002, PPL began to record all revenues and expenses from energy trading activities on a net rather than on a gross basis. PPL's net energy trading activities contributed zero and 2 percent to energy margins for the three- and nine-month periods ended September 30, 2002, respectively, compared to 9 percent and 6 percent, respectively, for the same periods of 2001.

     PPL Corporation, headquartered in Allentown, Pa., controls about 11,500 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to customers in Pennsylvania, the United Kingdom and Latin America.

     (Note: All references to earnings per share in the text of this news release are stated in terms of diluted earnings per share.)

     PPL INVITES INTERESTED PARTIES TO LISTEN TO THE LIVE INTERNET WEBCAST OF MANAGEMENT'S TELECONFERENCE WITH FINANCIAL ANALYSTS ABOUT THIRD-QUARTER FINANCIAL RESULTS AT 8:30 A.M. (EDT) ON FRIDAY, OCT. 18. THE TELECONFERENCE IS AVAILABLE ONLINE LIVE, IN AUDIO FORMAT, ON PPL'S INTERNET WEB SITE:
WWW.PPLWEB.COM. THE WEBCAST WILL BE AVAILABLE FOR REPLAY ON THE PPL WEB SITE FOR 30 DAYS. INTERESTED INDIVIDUALS ALSO CAN ACCESS THE LIVE CONFERENCE CALL VIA TELEPHONE AT 913-981-5591.


PPL CORPORATION AND SUBSIDIARY COMPANIES

            CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)

                                                   SEPT. 30, 2002 (a)    DEC. 31, 2001 (b)
                                                   ------------------    -----------------
         ASSETS

Cash                                                       $339                $933
Other current assets                                      1,532               1,397
Investments                                                 725                 999
Property, plant and equipment -- net
   Electric plant                                         8,868               5,648
   Gas and oil plant                                        202                 196
   Other property                                           200                 103
                                                        -------             -------
                                                          9,270               5,947
Recoverable transition costs                              2,007               2,172
Regulatory and other assets                               1,807               1,118
                                                        -------             -------
   Total assets                                         $15,680             $12,566
                                                        =======             =======

LIABILITIES AND EQUITY
Short-term debt (including current portion
  of long-term debt)                                     $1,085                $616
Other current liabilities                                 1,210               1,214
Long-term debt (less current portion)                     6,301               5,081
Deferred income taxes and investment tax credits          2,438               1,449
Other noncurrent liabilities                              1,433               1,404
Minority interest                                            35                  38
Company-obligated mandatorily redeemable securities         661                 825
Preferred stock                                              82                  82
Earnings reinvested                                         956               1,023
Other common equity                                       2,315               1,670
Treasury stock                                             (836)               (836)
                                                        -------             -------
   Total liabilities and equity                         $15,680             $12,566
                                                        =======             =======

(a) The Sept. 30, 2002 balance sheet includes a preliminary consolidation of the accounts of Western Power Distribution (WPD), of which PPL Global achieved operational control on Sept. 6, 2002, when it purchased Mirant Corporation's interest in WPD. The balance sheet presentation may change when reflected in the Form 10-Q for the third quarter of 2002, as additional purchase accounting adjustments and other reclassifications may be recorded.
(b) Certain amounts have been reclassified to conform to the current year presentation.

                     CONDENSED CONSOLIDATED INCOME STATEMENT
                              (MILLIONS OF DOLLARS)

                                               3 MONTHS ENDED SEPT. 30,  9 MONTHS ENDED SEPT. 30,  12 MONTHS ENDED SEPT. 30,
                                               ------------------------  ------------------------  -------------------------
                                                2002(a)(b)   2001(b)(c)   2002(a)(b)   2001(b)(c)   2002(a)(b)   2001(b)(c)
                                                ----------   ----------   ----------   ----------   ----------   ----------

        OPERATING REVENUES

  Utility                                         $1,227         $767       $2,774       $2,288       $3,520       $3,255
  Unregulated retail electric and gas                 46           59          137          302          191          199
  Wholesale energy marketing                         344          195          693          645          850          912
  Net energy trading margins                           0           37           21           70           32           82
  Energy-related businesses                          111          167          430          491          600          629
                                                 -------      -------      -------      -------      -------      -------
                                                   1,728        1,225        4,055        3,796        5,193        5,077
                                                 -------      -------      -------      -------      -------      -------
        OPERATING EXPENSES

  Fuel and purchased power                           428          315        1,054        1,045        1,341        1,390
  Other operation and maintenance                    297          258          812          777        1,052        1,091
  Amortization of recoverable transition costs        61           65          165          191          225          259
  Depreciation                                       144           67          269          200          335          191
  Energy-related businesses                          161          143          439          424          593          622
  Taxes, other than income                            74           40          172          120          207          164
  Other charges
    Write-down of international energy projects        0            0          100            0          436            0
    Cancellation of generation projects                0            0            0            0          150            0
    Workforce reduction                                1            0           75            0           75            0
                                                 -------      -------      -------      -------      -------      -------
                                                   1,166          888        3,086        2,757        4,414        3,717
                                                 -------      -------      -------      -------      -------      -------
OPERATING INCOME                                     562          337          969        1,039          779        1,360
                                                 -------      -------      -------      -------      -------      -------
Other income - net                                     7            9           18           21           14            6
Interest expense                                     231           91          428          283          531          385
                                                 -------      -------      -------      -------      -------      -------
INCOME BEFORE INCOME TAXES AND
  MINORITY INTEREST                                  338          255          559          777          262          981
Income taxes                                         127           86          194          247          208          328
Minority interest                                     74            1           76            4           70            4
                                                 -------      -------      -------      -------      -------      -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS             137          168          289          526          (16)         649
Extraordinary item (net of tax)                        0            0            0            0            0           11
                                                 -------      -------      -------      -------      -------      -------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLES                    137          168          289          526          (16)         660
Cumulative effect of a change in accounting
  principles (net of tax)                              0            0         (150)           0         (140)           0
INCOME (LOSS) BEFORE DIVIDENDS AND
  DISTRIBUTIONS ON PREFERRED SECURITIES              137          168          139          526         (156)         660
Dividends and distributions on preferred
  securities                                          15           16           47           35           64           42
                                                 -------      -------      -------      -------      -------      -------
NET INCOME (LOSS)                                   $122         $152          $92         $491        ($220)        $618
                                                 =======      =======      =======      =======      =======      =======

EARNINGS PER SHARE OF COMMON STOCK - BASIC
  Income from core operations                      $0.96        $1.04        $2.73        $3.37        $3.61        $4.25
  Unusual items                                    (0.15)           0        (2.11)           0        (5.09)           0
                                                 -------      -------      -------      -------      -------      -------
  Net Income (loss)                                $0.81        $1.04        $0.62        $3.37       ($1.48)       $4.25
                                                 =======      =======      =======      =======      =======      =======

EARNINGS PER SHARE OF COMMON STOCK - DILUTED
  Income from core operations                      $0.95        $1.04        $2.72        $3.35        $3.60        $4.22
  Unusual items                                    (0.15)           0        (2.10)           0        (5.08)           0
                                                 -------      -------      -------      -------      -------      -------
  Net Income (loss)                                $0.80        $1.04        $0.62        $3.35       ($1.48)       $4.22
                                                 =======      =======      =======      =======      =======      =======




AVERAGE NUMBER OF SHARES OUTSTANDING
  (THOUSANDS)
  Basic                                          151,565      146,241      148,758      145,818      148,226      145,597
  Diluted                                        151,848      146,753      149,084      146,564      148,551      146,386

(a) The income statements for the 2002 periods reflect the consolidation of the accounts of WPD, retroactive to Jan. 1, 2002. Minority interest was adjusted to include the pre-acquisition earnings associated with Mirant's previous 49 percent ownership of WPD. PPL Global purchased Mirant's interest in WPD on Sept. 6, 2002.
(b) All income statement periods reflect the reclassification of energy trading activities to a "net" basis, in accordance with new accounting regulations. Previously, energy trading revenues and energy trading purchases were reported "gross" in "Wholesale energy marketing and trading" revenue and "Fuel and purchased power," respectively. The net energy trading margins are now separately presented in the income statement. Operating income and net income were not affected by these reclassifications.
(c) Certain amounts have been reclassified to conform to the current year presentation.


                                 KEY INDICATORS

FINANCIAL
                                            12 MONTHS ENDED      12 MONTHS ENDED
                                            SEPT. 30, 2002       SEPT. 30, 2001
                                            --------------       --------------
Dividends declared per share                     $1.35                $1.06
Book value per share (a)                        $14.83               $15.90
Market price per share (a)                      $32.54               $32.60
Dividend yield (a)                                4.1%                 3.3%
Dividend payout ratio - diluted (b)                37%                  25%
Price/earnings ratio - diluted (a)(b)              9.0                  7.7
Return on average common equity (b)             21.49%               30.18%

(a)  End of period
(b)  Based on earnings from core operations

OPERATING - DOMESTIC ELECTRICITY SALES

                           3 MONTHS ENDED SEPT. 30,    9 MONTHS ENDED SEPT. 30,    12 MONTHS ENDED SEPT. 30,
                           ------------------------    ------------------------    -------------------------

(millions of kwh)                           PERCENT                     PERCENT                     PERCENT
                            2002    2001    CHANGE      2002    2001    CHANGE      2002    2001    CHANGE
                            ----    ----    -------     ----    ----    -------     ----    ----    -------
Retail
  Delivered (a)            9,107   8,712      4.5%     26,478  26,677    (0.7%)    34,412  34,957    (1.6%)
  Supplied                 9,603   9,386      2.3%     27,918  28,867    (3.3%)    36,446  38,236    (4.7%)

Wholesale
  East                     8,897   4,853     83.3%     18,804  14,356    31.0%     23,571  20,603    14.4%
  West
    Northwestern Energy/
     Montana Power (b)       846   1,268    (33.3%)     3,413   3,516    (2.9%)     4,614   4,769    (3.3%)
    Other                  2,240     960    133.3%      5,715   2,729   109.4%      6,827   3,798    79.8%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory.
(b) Northwestern Energy purchased Montana Power's electric delivery business in February 2002. PPL Montana's power agreement with Montana Power expired June 30, 2002. PPL EnergyPlus, on behalf of PPL Montana, began selling energy to Northwestern Energy on July 1, 2002.

Certain statements contained in this news release, including statements with respect to future earnings, energy margins, liquidity, securities offerings, accounting treatment, business disposition and corporate strategy, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental permits and approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

                                       ###